UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Q/C Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 249
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	QCLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 9, 2026, the Audit Committee of the Board of Directors (the “Committee”) of Q/C Technologies, Inc. (the “Company”) approved the dismissal of Stephano Slack LLC (“Stephano Slack”) as the Company’s independent registered public accounting firm, effective as of the same date.

The reports of Stephano Slack on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Stephano Slack’s report on the consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the years then ended, contained a separate paragraph stating, “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has experienced a net loss and negative cash flows from operations for the year ended December 31, 2024, which raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

From October 3, 2023, through March 9, 2026, the date of Stephano Slack’s dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Stephano Slack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stephano Slack, would have caused Stephano Slack to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Stephano Slack with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Stephano Slack furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated March 11, 2026, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 9, 2026, the Committee engaged Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2025, effective immediately. During the fiscal years ended December 31, 2025, and December 31, 2024, and the subsequent interim period through March 9, 2026, neither the Company nor anyone on its behalf has consulted with Grassi regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter dated March 11, 2026, from Stephano Slack LLC to the U.S. Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q/C TECHNOLOGIES, INC.

Date: March 13, 2026	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Executive Chairman